EXHIBIT 10.14

FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT (this “First Amendment”) is entered into and made effective as of December 31, 2012 (the “First Amendment Date”), by and among Asure Software, Inc., a Delaware corporation (the “Company”), ADI Software, LLC, a Delaware limited liability company (“ADI”), Asure Legiant, LLC, a Delaware limited liability company (“Legiant”), Meeting Maker – United States, Inc., a Delaware corporation doing business as PeopleCube (“PeopleCube”), and the other borrowers from time to time party to the Loan Agreement (defined below) (together with the Company, ADI, Legiant and PeopleCube, each, a “Borrower” and, collectively, “Borrowers”), Deerpath Funding, LP, a Delaware limited partnership (“Deerpath Funding”), and the other lenders from time to time party to the Loan Agreement (together with Deerpath Funding, each, a “Lender” and, collectively, the “Lenders”), and Deerpath Funding, as administrative agent and collateral agent for itself and the other Lenders (in such capacity, “Agent”).  Capitalized terms used, but not defined, in this First Amendment have the respective meanings given such terms in the Loan Agreement.

RECITALS

A. Borrowers, Lenders and Agent have entered into that certain Loan Agreement dated effective as of July 1, 2012 (the “Closing Date”) (as amended, restated, supplemented or modified from time to time, the “Loan Agreement”), pursuant to which Lenders have made (i) a single advance senior secured term loan on the Closing Date in the amount of $14,500,000, and (ii) a conditional commitment to provide additional single advance senior secured term loans from time to time following the Closing Date in an aggregate amount not to exceed $5,000,000.

B. Borrowers have requested that Lenders (i) increase the Additional Term Loan Commitment from $5,000,000 to $10,000,000 and (ii) agree to make certain other modifications to the Loan Agreement, and Lenders have agreed to the request of Borrowers on the terms and subject to the conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned hereby agree as follows:

Section 1. Amendments to Loan Agreement.

1.1 The Recitals to this First Amendment are incorporated into and made a part of the Loan Agreement.

1.2 Section 1.1 of the Loan Agreement is amended to add the following definitions:

First Amendment means that certain First Amendment to this Agreement dated the First Amendment Date, by and among the Borrowers, Lenders and Agent.

First Amendment Date means December 31, 2012.

Mandatory 2013 Prepayment is defined in Section 2.5(d).

1.3 Section 1.1 of the Loan Agreement is amended to delete the definition of “Additional Term Loan Commitment” in its entirety and replace it with the following:

Additional Term Loan Commitment means $10,000,000.

1.4 Sections 2.4(b) and 2.4(c) of the Loan Agreement are deleted in their entirety and replaced with the following:

“(b)           Concurrently with (and in addition to) any and all payments of the Term Loan Principal Debt that are funded on or prior to the third anniversary of the First Amendment Date other than (x) Annual Excess Cash Flow Prepayments, (y) required quarterly amortization payments pursuant to Section 3.2(b), and (z) as set forth in Sections 2.5(b)(i), 2.5(b)(iii), 2.5(b)(v), 2.5(d), 3.7 and 3.8, Borrowers shall pay to Lenders a premium in cash, as follows:

(i) five percent (5.00%) of the amount of Term Loan Principal Debt paid if such prepayment occurs on or prior to the first anniversary of the First Amendment Date;

(ii) four percent (4.00%) of the amount of Term Loan Principal Debt paid if such prepayment occurs after the first anniversary of the First Amendment Date and on or prior to the second anniversary of the First Amendment Date; or

(iii) one percent (1.00%) of the amount of Term Loan Principal Debt paid if such prepayment occurs after the second anniversary of the First Amendment Date and on or prior to the third anniversary of the First Amendment Date.

Borrowers acknowledge and agree that the foregoing prepayment premiums shall be made regardless of whether the applicable prepayment was made voluntarily or involuntarily, or before or after acceleration of the Obligation, and regardless of whether the payment is made in connection with a Change of Control or Liquidity Event, as liquidated damages and compensation for the costs of making funds available under this Agreement, and as a consequence of a reasonable calculation of the Lenders’ lost profits in view of the difficulties and impracticability of determining actual damages resulting from such payment.

(c)           From and after the first day immediately after the third anniversary of the First Amendment Date, Borrowers may make optional prepayments of the Term Loan Principal Debt without premium or penalty, subject to subsection (a) above.  Amounts repaid or prepaid in respect of the Term Notes may not be re-borrowed without the Lenders’ written consent.”

1.5 A new Section 2.5(d) of the Loan Agreement is added to the Loan Agreement, as follows:

“(d)           Mandatory 2013 Prepayment.  On or prior to October 31, 2013, Borrowers shall make a mandatory prepayment of the Term Loan Principal Debt in an amount equal to $2,000,000 (the “Mandatory 2013 Prepayment”), which prepayment shall be applied to reduce the Term Loan Principal Debt in the reverse order of maturity, beginning with the Term Loan Principal Debt due at the Maturity Date.”

1.6 Section 3.4(a) of the Loan Agreement is deleted in its entirety and replaced with the following:

“(a)           Except as otherwise provided in this Agreement, the Term Loan Principal Debt shall accrue interest at a floating annual rate equal to the LIBOR Rate (as defined in Section 1.1 of this Agreement) plus nine and 50/100 percent (9.50%) per annum (the “Term Loan Interest Rate”); provided, however, that if the Mandatory 2013 Prepayment is not made by May 31, 2013, then the Term Loan Interest Rate shall be equal to the LIBOR Rate (as defined in Section 1.1 of this Agreement) plus twelve and 50/100 percent (12.50%) per annum for the period commencing on June 1, 2013 and ending on the date of payment of the Mandatory 2013 Prepayment.  Notwithstanding the foregoing, the Term Loan Interest Rate shall not at any time be (i) less than eleven and 50/100 percent (11.50%) per annum nor (ii) greater than the Maximum Rate.”

1.7 Section 10.1 of the Loan Agreement is deleted in its entirety and replaced with the following:

“10.1           Intentionally Deleted.”

1.8 Section 10.2 of the Loan Agreement is deleted in its entirety and replaced with the following:

“10.2           Total Debt to EBITDA Ratio.  The Total Debt to EBITDA Ratio may not exceed the ratio set out below as of any of the following testing dates:

(a) September 30, 2012                                                               3.75 to 1.00

(b) December 31, 2012                                                               3.50 to 1.00

(c) March 31, 2013                                                                      4.50 to 1.00

(d) June 30, 2013                                                                         4.00 to 1.00

(e) September 30, 2013                                                               3.50 to 1.00

(f) December 31, 2013                                                                3.00 to 1.00

(g) March 31, 2014                                                                     2.75 to 1.00

(h) The last day of each fiscal quarter thereafter                  2.75 to 1.00”

1.2 Section 10.3 of the Loan Agreement is deleted in its entirety and replaced with the following:

“10.3           Senior Debt to EBITDA Ratio.  The Senior Debt to EBITDA Ratio may not exceed the ratio set out below as of any of the following testing dates:

(a) September 30, 2012                                                                2.75 to 1.00

(b) December 31, 2012                                                                2.66 to 1.00

(c) March 31, 2013                                                                      3.25 to 1.00

(d) June 30, 2013                                                                         2.75 to 1.00

(e) September 30, 2013                                                               2.50 to 1.00

(f) December 31, 2013                                                                 2.25 to 1.00

(g) March 31, 2014                                                                      2.00 to 1.00

(h) June 30, 2014                                                                         2.00 to 1.00

(i) September 30, 2014                                                                1.75 to 1.00

(j) December 31, 2014                                                                1.75 to 1.00

(k) The last day of each fiscal quarter thereafter                  1.75 to 1.00”

Section 2. Potential Acquisition.  Borrowers have informed Lenders and Agent that Borrowers are contemplating an acquisition of a third-party company (the “Potential Acquisition”).  Lenders and Agent agree to evaluate any request by Borrowers that Lenders and Agent approve the Potential Acquisition and increase the Term Loan to fund the Potential Acquisition; provided, that, for the avoidance of doubt, Lenders reserve the right to decide in their sole and absolute discretion whether Lenders will approve the Potential Acquisition and increase the Term Loan to fund the Potential Acquisition (and if so on what terms), and nothing contained in this First Amendment shall be construed as an agreement or commitment by any Lender or by Agent to approve the Potential Acquisition or any such increase in the Term Loan.

Section 3. Fees and Expenses.  Concurrently with the execution and delivery of this First Amendment, Borrowers shall pay to Lenders (i) an amendment fee in an amount equal to $239,914.58 (the “First Amendment Fee”) and (ii) any other fees and expenses provided for in Section 8.11 of the Loan Agreement.

Section 4. Conditions.  This First Amendment shall be effective once each of the following have been received by Agent at the closing of the transactions contemplated by this First Amendment:

4.1 this First Amendment, duly executed by Borrowers, Agent and Lenders;

4.2 the First Amendment Fee and any other fees and expenses payable under Section 3;

4.3 a certificate of the secretary of the Company, certifying the resolutions of the boards of directors or managers, as applicable, of each Borrower approving this First Amendment; and

4.4 such other documents and instruments as Agent or Lenders may reasonably request.

Section 5. Representations and Warranties.  Borrowers represent and warrant to Lenders, jointly and severally, that:

(a) (i) Borrowers possess all requisite power and authority to execute, deliver and comply with the terms of this First Amendment, (ii) this First Amendment has been duly authorized and approved by all requisite corporate and company action on the part of Borrowers, and Borrowers will provide Lenders with evidence of such approval upon request, (iii) no other consent of any Person (other than Agent and Lenders and consents that have been obtained) is required for this First Amendment to be effective, (iv) the execution and delivery of this First Amendment does not violate any of Borrowers’ organizational documents, (v) assuming the due execution and delivery by Agent and Lenders, this First Amendment constitutes a valid and binding agreement of Borrowers, enforceable against Borrowers in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (whether applied in a proceeding at law or in equity); (vi) the representations and warranties in each Loan Document to which any Borrower is a party are true and correct in all material respects on and as of the First Amendment Date as though made on the First Amendment Date (except to the extent that such representations and warranties speak to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date), (vii) each Borrower is in compliance with all covenants and agreements contained in each Loan Document to which it is a party, and (viii) no Default or Potential Default has occurred and is continuing.

(b) After giving effect to this First Amendment and the transactions contemplated hereby, no Default or Potential Default will exist.

Section 6. Scope of Amendment; Reaffirmation; Release.

6.1 From and after the First Amendment Date, all references to the Loan Agreement shall refer to the Loan Agreement as amended by this First Amendment.  Except as affected by this First Amendment, the Loan Documents are unchanged and continue in full force and effect.  However, in the event of any inconsistency between the terms of the Loan Agreement (as amended by this First Amendment) and any other Loan Document, the terms of the Loan Agreement shall control and such other document shall be deemed to be amended to conform to the terms of the Loan Agreement.

6.2 Each Borrower hereby (a) ratifies and reaffirms its obligations under the Loan Documents to which it is a party and (b) confirms and agrees that all Loan Documents to which it is a party, including, but not limited to, all Liens granted in favor of Agent or Lenders pursuant to the Security Documents, remain in full force and effect and continue to be legal, valid, and binding obligations, enforceable in accordance with their terms (as the same are affected by this First Amendment).

6.3 Borrowers and their respective representatives, successors and assigns hereby jointly and severally, knowingly and voluntarily RELEASE, DISCHARGE and FOREVER WAIVE and RELINQUISH any and all claims, demands, obligations, liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatsoever kind or nature, whether known or unknown, which each of them has, may have or might have or may assert now or in the future against Agent or any Lender directly or indirectly, arising out of, based upon or in any manner connected with any transaction, event, circumstance, action, failure to act or occurrence of any sort or type, in each case related to, arising from or in connection with the Loans, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the First Amendment Date.  Borrowers hereby acknowledge and agree that the execution of this First Amendment by Agent and Lenders shall not constitute an acknowledgment of or an admission by Agent or Lenders of the existence of any such claims or of liability for any matter or precedent upon which liability may be asserted.

Section 7. Miscellaneous.

7.1 No Waiver of Defaults.  This First Amendment does not constitute (a) a waiver of, or a consent to, (i) any provision of the Loan Agreement or any other Loan Document not expressly referred to in this First Amendment, or (ii) any present or future violation of, or Default under, any provision of the Loan Documents, or (b) a waiver of Agent’s or any Lender’s right to insist upon future compliance with each term, covenant, condition and provision of the Loan Documents.

7.2 Loan Document.  This First Amendment is a Loan Document.

7.3 Form.  Each agreement, document, instrument or other writing to be furnished to Agent under any provision of this First Amendment must be in form and substance satisfactory to Agent and its counsel.

7.4 Headings.  The headings and captions used in this First Amendment are for convenience only and will not be deemed to limit, amplify or modify the terms of this First Amendment, the Loan Agreement or the other Loan Documents.

7.5 Costs, Expenses and Attorneys’ Fees.  Borrowers agree to pay or reimburse Agent and Lenders on demand for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, and execution of this First Amendment, including, without limitation, the reasonable fees and disbursements of Agent’s and Lenders’ counsel.

7.6 Successors and Assigns.  This First Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

7.7 Multiple Counterparts.  This First Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document.  All counterparts must be construed together to constitute one and the same instrument.  This First Amendment may be transmitted and signed by facsimile and in .pdf or other electronic format.  The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on Borrowers, Agent and Lenders.  Agent may also require that any such documents and signatures be confirmed by a manually-signed original; provided, that, the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

7.8 Governing Law.  This First Amendment shall be a contract made under and governed by the internal laws of the State of New York applicable to contracts made and to be performed entirely within such state, without regard to conflict of law principles.

7.9 Arbitration.  Upon the demand of any party to this First Amendment, any dispute shall be resolved by binding arbitration as provided for in Section 14.11 of the Loan Agreement.

7.10 Entirety.  The Loan Documents (as amended hereby) Represent the Final Agreement Between Borrowers, Agent and Lenders and May Not Be Contradicted by Evidence of Prior, Contemporaneous, or Subsequent Oral Agreements by the Parties.  There Are No Unwritten Oral Agreements among the Parties.

[Signatures appear on the next page]

This First Amendment to Loan Agreement is executed as of the date set forth in the opening paragraph hereof.

AGENT:

Deerpath Funding, LP

a Delaware limited partnership,

as Agent

By:          Deerpath Funding General Partner, Inc.

its general partner

By: /s/ James H. Kirby
Name: James H. Kirby
Title: President

LENDER:

Deerpath Funding, LP

a Delaware limited partnership,

as Lender

By:          Deerpath Funding General Partner, Inc.

its general partner

By: /s/ James H. Kirby
Name: James H. Kirby
Title: President

BORROWERS:

Asure Software, Inc.

a Delaware corporation

By: /s/ Patrick Goepel
Name: Patrick Goepel
Title: Chief Executive Officer

ADI Software, LLC

a Delaware limited liability company

By: /s/ Patrick Goepel
Name: Patrick Goepel
Title: Chief Executive Officer

Asure Legiant, LLC

a Delaware limited liability company

By: /s/ Patrick Goepel
Name: Patrick Goepel
Title: Chief Executive Officer

Meeting Maker – United States, Inc.

a Delaware corporation

By: /s/ Patrick Goepel
Name: Patrick Goepel
Title: Chief Executive Officer